Exhibit 99.53

MBNA MASTER CREDIT CARD TRUST II

SERIES 2001-A

KEY PERFORMANCE FACTORS
March 31, 2001



Expected B Maturity 02/15/2006


Blended Coupon 5.5717%


Excess Protection Level
3 Month Average       N/A
March, 2001   3.68%
February, 2001     N/A
January, 2001  N/A


Cash Yield19.95%


Investor Charge Offs 6.84%


Base Rate 9.44%


Over 30 Day Delinquency 4.90%


Seller's Interest 7.37%


Total Payment Rate14.60%


Total Principal Balance$56,622,749,044.91


 Investor Participation Amount$1,250,000,000.00


Seller Participation Amount$4,172,058,483.42




For purpose of calculating the Base Rate and Excess Protection Level, a Coupon of 7.44% (41/360) was used. The Base Rate was calculated using a 41 day monthly period, 2/20/01 to 3/31/01.